UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2012

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

In connection with the offering described below, Nuance Communications, Inc. (“Nuance”) is announcing that it acquired Quadramed Quantim Corporation on September 28, 2012 pursuant to a Stock Purchase Agreement, dated as of August 27, 2012, by and among Nuance, Quadramed Holdings LLC and U.S. Bank as escrow agent. The aggregate consideration payable to the former shareholder of Quantim consisted of $230 million, which was paid at the closing in cash.

Item 8.01	Other Events.

On October 15, 2012, Nuance issued a press release announcing an offering of senior unsecured notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Nuance Communications, Inc. dated October 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: October 15, 2012	By:	/s/ Thomas Beaudoin
Thomas Beaudoin Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Nuance Communications, Inc. dated October 15, 2012.